Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints F.H. Merelli and Paul Korus and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Cimarex Energy Co. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and any and all amendments thereto, with exhibits thereto, and any other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 9th day of March, 2006.

/s/ F. H. Merelli	/s/ Paul Korus
F.H. Merelli, Chairman of the Board, Chief Executive Officer, President and Director	Paul Korus, Vice President, Chief Financial Officer and Treasurer

/s/ Jerry Box	/s/ Glenn A. Cox
Jerry Box, Director	Glenn A. Cox, Director

/s/ Cortlandt S. Dietler	/s/ Hans Helmerich
Cortlandt S. Dietler, Director	Hans Helmerich, Director

/s/ David A. Hentschel	/s/ Paul D. Holleman
David A. Hentschel, Director	Paul D. Holleman, Director

/s/ Monroe W. Robertson	/s/ Michael J. Sullivan
Monroe W. Robertson, Director	Michael J. Sullivan, Director

/s/ L. Paul Teague
L. Paul Teague, Director